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                                                                  Exhibit 10.21

NORTH CAROLINA
GUILFORD COUNTY

                               AGREEMENT OF LEASE

     THIS LEASE, executed in duplicate, this 26th day of November, 2002, by and between DAVIDSON INDUSTRIAL PROPERTIES, LLC, a North Carolina Limited Liability Company with its principal office and place of business in Winston-Salem, North Carolina, or its Assigns, hereinafter called "Lessor," and BGF INDUSTRIES, INC., a Delaware corporation hereinafter called "Lessee;"

                                   WITNESSETH:

     That in consideration of the terms and conditions hereinafter set forth and the mutual covenants herein contained, the Lessor does hereby demise and lease unto the Lessee upon the terms and conditions herein set forth, the following described real estate herein sometimes called the "Premises:"

     BEING all of that certain tract and improvements thereon located at 3802 Robert Porcher Way, Greensboro, Guilford County, North Carolina, as more particularly described in deed recorded in Book 5685, Page 0049, Guilford County Registry.

     And the Lessor covenants that the title to said land is good and marketable and the Lessee shall have the quiet enjoyment of said real property subject only to the terms of this lease and any zoning ordinances now existing or which may hereinafter exist during the life of this lease.

     The parties hereto, for themselves and their representatives and assigns, do covenant and agree as follows:

     1. Duration and Term. The term and duration of this lease shall be for an initial period of 7 years beginning on the 1st day of December, 2002, (hereinafter "commencement date") and ending on the last day of the month in which occurs the seven (7) year anniversary of the commencement date.

     2. Rent. The Lessee does hereby agree to pay, and the Lessor agrees to accept the sum of $33,333.33 per month, ($400,000.00 annually) payable in advance on the first day of each and every month until the last day of the month in which occurs the one (1) year anniversary date (hereinafter "base rent"). This first year of the initial seven (7) year term shall also be referred to as the "base year." It is agreed that this monthly rental shall begin on the commencement date as defined herein, and should this occur on any day other than the first day of the month, then and in that event, the rental for that month shall be prorated between the parties. In addition hereto, Lessee agrees to pay to Lessor additional monthly rent determined by multiplying the base rent by the then-current Consumer Price Index ("CPI") increase for the previous 12 months, with a maximum annual increase of 5% and a minimum annual increase of

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3%. For purposes of this paragraph such annual CPI increase shall be determined by the Bureau of Labor Statistics Southeastern Regional Office release of the U.
S. city average, All urban consumers, published for the month during which rent is to be increased, such increase to occur on the first day of the month following the yearly anniversary of the commencement date.

     3. Option to Renew. Lessee is granted the right at its option to renew this lease for three (3) additional periods of five (5) years each at an annual rental based upon the then-applicable market rate, said market rate to be established by a mutually agreed upon commercial real estate broker or appraiser doing business in Guilford County, North Carolina. Lessee shall give to the Lessor notice in writing of its intention so to renew at least 180 days prior to the expiration of the then-current lease term. During all of such renewal periods, the terms and conditions of this lease, except as otherwise provided as to rental, shall remain in full force and effect. All renewal rates are to be paid monthly on the first day of each month. Lessor shall bear the expense of any commercial real estate broker or appraiser agreed upon under the terms of this provision.

     4. Late Charges. Lessee's failure to pay rental payments or any other amount payable hereunder promptly may cause Lessor to incur unanticipated costs, and the parties hereto agree that the exact amount of such costs are impracticable or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Lessor by any holder of a mortgage or security deed encumbering the property. Therefore, if Lessor does not receive payment of a rental payment or any other amount payable hereunder within five (5) days of the due date, Lessee shall pay to Lessor liquidated damages equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable good faith estimate of the costs and damages Lessor expects to incur by reason of any such late payment and shall in no event be construed to constitute a penalty.

     5. Net Rent Provision. It is the intention of the Lessor and the Lessee that the rent herein specified shall be net to the Lessor in each year during the term of this lease, that all costs, expenses and obligations of every kind relating to the leased property, except for repairs to the roof and structural components of the building, which may arise or become due during the term of this lease shall be paid by the Lessee and that the Lessor shall be indemnified by the Lessee against such costs, expenses, and obligations.

     The net rent shall be paid to the Lessor without notice or demand and without abatement, deduction or set-off. The net rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this lease.

     6. Security Deposit. On or before the commencement date, Lessee shall deposit with Lessor a security deposit equal to the sum of three (3) months base rent or $99,999.99. Lessor shall deposit said sum into an interest bearing account to be held in said account for the term of this lease. Said security deposit shall be used by Lessor in the event of Lessee's non- payment of rent during the term of this lease or any renewals hereof, or for any rental amounts which accrue as a result of Lessee's filing for bankruptcy or any court-initiated discontinuance

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of payments during bankruptcy protection.

     7. Option to Purchase. It is further agreed that provided all rentals theretofore due have been paid by Lessee, Lessee may elect to purchase the property from Lessor in accordance with paragraph 8 herein (hereinafter "Option to Purchase"). In the event Lessee chooses to exercise an Option to Purchase pursuant to the terms hereof, the $99,999.99 security previously deposited by Lessee, less any amounts deducted therefrom by Lessor pursuant to this agreement, will be refunded to Lessee or applied to the purchase price at the election of Lessee at the time of the closing of the purchase of the property.

     8. Exercise of Option. Lessee shall have the option to purchase the premises at the end of years two (2), three (3), four (4), five (5) and seven
(7) of the initial 7 year lease term, or the end of any other annual lease renewal date as follows:

     At the end of year two (2):    $3,400,000.00 ("base price")
     At the end of year three (3):  $3,400,000.00 (plus increase based on then applicable CPI, provided  a minimum of 3%
                                    and a maximum of 5% increase over prior
                                    year's established base price)
     At the end of year four (4):   End of year three (3) price plus 5%
     At the end of year five (5):   End of year four (4) price plus 5%

     At the end of year (7)
     or any lease renewal date:     Option price shall be as compounded annually
                                    following year five (5) in accordance with CPI increase of a minimum of 3% and a maximum of 5% over prior year's established base price

Lessee shall provide 180 days prior written notice to Lessor of its intent to exercise such repurchase option(s). Lessee acknowledges that it has had a due diligence period to review and inspect the subject premises and Agreement of Lease. Lessee agrees that after giving Lessor 180 days prior written notice of its intent to exercise such repurchase option, and within 60 days of the expiration of said prior lease term, Lessee shall repurchase and close on the premises, time being of the essence. After the expiration of the 180 day period, Lessee shall continue payment of the then applicable rental amount to Lessor, said rental to be pro-rated as of the date of closing on Lessee's repurchase of the premises. It is further agreed that upon exercise of its option to purchase, Lessor shall transfer the Premises subject to: (a) the encumbrances which exist upon the Premises on the date this Lease is executed, (b) the encumbrances to which Lessee expressly agreed in writing during the term(s) of this Lease, or
(c) the encumbrances placed upon the Premises during the term(s) of this Lease which were imposed through no actions taken by Lessor. In the event of a casualty which materially damages the Premises to the extent that Lessee is unable to substantially operate its business, which casualty occurs during the final year of any term or renewal hereunder, and in the further

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event Lessor elects not to repair the Premises, then and only in that event,
Lessee shall have the further option to purchase the Premises at the applicable option price nearest in time to the date of casualty, less damages equal to the amount of insurance proceeds received by Lessor upon said casualty. Upon the election of Lessee to exercise this further option to purchase, Lessee shall give Lessor 180 days written notice of its intent to exercise this option to purchase and closing shall occur no sooner than 180 days following Lessor's receipt of Lessee's notice to exercise this option to purchase, during which 180 day period, Lessee shall continue to pay the then-applicable rent less any rent abatement upon casualty as provided herein.

     9. Use of Premises. Lessee shall continue to use the premises for general office and research and development purposes only. Upon prior written consent of Lessor, which consent shall not be unreasonably withheld, the Lessee shall have the right to sublet all or any part of the premises for any lawful use to any other person, firm or corporation which is not inconsistent with the terms of this lease. Provided, however, any transfer of this lease to an affiliate or parent companies/entities of Lessee shall not be deemed a "sublease" within the terms of this lease. Unless the written consent of Lessor shall provide otherwise, the Lessee shall not use or permit said Premises or any part thereof to be used for any purpose other than that for which the Premises are hereby demised; nor shall Lessee commit or suffer to be committed any waste or nuisance upon the premises. The Lessee further covenants and agrees that the sublease of all or any part of the premises shall in no way be deemed a release of the Lessee or any of its obligations under this lease, and the Lessee agrees that it shall remain bound by all covenants and obligations under this lease regardless of any sublease of any part or all of the Premises. Lessee further agrees and covenants that upon its election to sublet the Premises, Lessor shall be entitled to the full rental obtained from such Sublessees by Lessee, and provided such Sublessee is paying a higher rent than provided in this lease, Lessor and Lessee shall each receive one-half (1/2) of the additional rental proceeds so obtained from Sublessee.

     10. Assignment. The Lessee shall not assign this lease/Premises without the Lessor's prior written consent, which consent shall not be unreasonably withheld, with the sole exception of an assignment of this lease to an affiliate or parent company/entity of Lessee. Such consent shall be deemed to be unreasonably withheld if the proposed assignee is of sufficient financial standing and responsibility at the time of such assignment as to give reasonable assurance of compliance with all of the terms, covenants, provisions, and conditions of this lease. In the event of any such assignment of this lease, the Lessee shall be released from any and all liability arising or accruing under this lease after the date of such assignment, provided that the assignee executes, acknowledges, and delivers to the Lessee a valid, binding, and sufficient instrument in writing, directly enforceable by the Lessor, containing the assignee's assumption and agreement to pay all rent and other amounts reserved in this lease and to perform all of the covenants, provisions, and conditions thereof arising after the date of such assignment, and that an original of such assumption and agreement be delivered to the Lessor. In no other circumstances shall the Lessee be so released, nor shall the acceptance of rent by the Lessor from any such assignee, in any case, operate or be taken to work or effect such release. Provided further, under no circumstances shall the Lessee have the ability to

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assign this lease beyond the initial term of this lease agreement or any then-current renewal period or to assign the option(s) to purchase contained herein.

     11. Maintenance, Repairs and Alteration of Structures. Lessor shall not be responsible for any repairs or maintenance to the leased Premises with the exception of the roof and structural elements of the building located thereon. Lessee agrees that it will, at its own expense, keep and maintain the interior of the building located on the Premises, including but not limited to all plumbing, electrical and HVAC equipment (including routine maintenance on a seasonal basis), interior fixtures and finishes, janitorial services, and property management services such that the Premises are maintained in good order and repair, normal wear and tear excepted, during the normal life of said building or until the end of the lease (or any renewal thereof), whichever event shall be first to occur. Lessee also covenants that it will keep and maintain the remainder of the premises, including but not limited to the grounds, parking areas, driveways, entrances and exits, in good condition and repair, normal wear and tear excepted. In connection with the foregoing duties, Lessee shall perform or cause to be performed all maintenance duties, contract for such services, and employ such persons or entities as may be reasonably necessary in order to properly fulfill Lessee's obligations and responsibilities as herein set forth, and Lessor shall have no duty or obligation to maintain or repair the Premises (with the exception of roofing and structural components) at any time during the lease term(s). Lessee shall have the right to perform Lessor's roofing and structural work, if such work is not completed in 15 days of Lessee's notice to Lessor that such work is necessary, and Lessee shall be able to offset the cost against the next month's rent called for herein. Lessee shall perform or cause to be performed all functions reasonably required in order to maintain the Premises, and shall be solely responsible and liable for and shall pay promptly when due any and all costs and expenses incurred in the performance of such functions as may be necessary or required in connection therewith. All maintenance and repairs required to be performed by Lessee hereunder shall be completed in a good and workmanlike manner and in compliance and in conformity with all applicable laws, statutes, rules, ordinances, and regulations of any and all applicable governmental authorities relating thereto. It is the intention of Lessor and Lessee in this regard that Lessee shall take any and all actions as may be necessary to maintain all portions of the Premises in a fully operative condition in a manner consistent with the existing condition of the Premises and with the maintenance procedures presently maintained by the Lessor or owner. Should the Lessee fail to maintain the Premises as set forth herein, upon 30 days notice from Lessor to Lessee, Lessor at his option, may undertake such maintenance for purposes of curing such failure to maintain. The next month's rental called for herein shall be increased by said amounts paid by Lessor.

     Lessee shall, however, not make any alterations, additions, or improvements to the roof or structural components of the building. Lessee shall further make no alterations, additions, or improvements to any of the remaining Premises such that would decrease the square footage of existing office space in the building without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided, however, Lessee may make such other alterations, additions, or improvements of $25,000.00, or less, with or without Lessor's prior written consent. Lessor may, at its election, request of Lessee, upon reasonable notice, information pertaining to Lessee's intent to conduct such other alterations, additions, or improvements of

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$25,000.00 or less during the term(s) of this lease. Lessee shall make all reasonable efforts to respond to such request(s) and provide accurate information pertaining to its intent in this regard.

     In the event Lessee is required to make capital improvements unrelated to alterations necessitated by the operation of its business during the last two
(2) years of the lease or any renewal thereof in excess of $100,000.00, Lessor shall have the right to elect to pay for such capital improvements exceeding $100,000.00. In the event Lessor elects not to cover such capital improvements exceeding $100,000.00 during the time frame set forth herein, Lessee shall have the right to terminate the lease and surrender the Premises.

     12. Hazardous Materials and Environmental Issues. Lessee agrees that it will comply fully and promptly with any and all environmental laws, regulations, statutes, ordinances, policies and orders issued by any Federal, state, county, or local governmental authority; that it will obtain, maintain in full force and effect, and strictly comply with any and all governmental permits, approvals and authorizations necessary for the conduct of its business operations; that upon request, it will supply Lessor with copies of any such permits, approvals and authorizations; that it will promptly notify Lessor of the expiration or revocation of any such permits, approvals and authorizations; and that it will promptly notify Lessor and supply Lessor with a copy of any notice of violation of any environmental law, regulation, statute, ordinance, policy or order Lessee receives.

     Lessee shall not place within the property any hazardous waste or materials as such materials are defined in RCRA, CERCLA (Super fund), and North Carolina's Oil Pollution and Hazardous Substances Control Act, or under any other statute, Federal regulation, state regulation or court interpretation of the same, except with the express written consent of Lessor, which consent shall not be unreasonably withheld. Lessor reserves the right to inspect the premises for purposes of determining compliance with this paragraph. Should Lessee place hazardous materials or waste on the premises, Lessee shall become solely responsible for the lawful storage and removal of same, and if Lessor incurs any liability either during the term(s) of this lease or following the termination of same for the removal of hazardous waste or materials placed on the premises by Lessee, the Lessee shall be solely responsible to Lessor for those damages, including, but not limited to, the cost of removing said materials and any penalties imposed for having such materials on the site. Lessee agrees to indemnify and hold Lessor harmless in regard to any damages which may result from Lessee's placing such materials on the Premises and for the acts referred to herein. Provided, however, to the extent that any environmental issues relate to the building's roof or structural components, Landlord shall remain responsible for complying with any and all laws and/or regulations as stated herein.

     13. Liability. Lessee covenants that it will save Lessor harmless and indemnify Lessor against any loss or liability of any nature whatsoever that may be incurred in or about the Premises (with the exception of the building's roof and structural components) during the term of this lease, it being understood that Lessee, its assigns, or sublessees will have full control of the entire Premises during the term of this lease, except that the Lessee shall not be

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liable to Lessor in the event of any of the liabilities occurring through acts of the Lessor or its agents or employees.

     14. Signs. The Lessee, its assigns, or sublessees shall have the right to place signs or other advertising devices on the Premises provided that such signs comply in all respects with law, restrictive covenants and municipal ordinances relating thereto. Upon the termination of this lease, Lessee (its assigns or sublessees) agrees to remove such signs or other devices and to repair any and all damage to the Premises which may result from such removal.

     15. Compliance with Building, Subdivision and Sanitary Codes. With the exception of the building's roof and structural components, Lessee covenants that the Premises and any improvements, activities or alterations thereon will comply in every manner with all sanitary, labor, and building requirements and all laws, subdivision covenants, or regulations applicable thereto. In the event Lessee is required to make capital improvements unrelated to alterations necessitated by the operation of its business during the last two (2) years of the lease or any renewal thereof in excess of $100,000.00, Lessor shall have the right to elect to pay for such capital improvements exceeding $100,000.00. In the event Lessor elects not to cover such capital improvements exceeding $100,000.00 during the time frame set forth herein, Lessee shall have the right to terminate the lease and surrender the Premises.

     16. Property and Casualty Insurance. It is agreed that Lessor will, during the continuance of this lease, keep any improvements constructed on the Premises insured to the extent of their full replacement cost against loss by fire or other hazard with extended coverage; and in the event the same be damaged or destroyed by fire or other cause so insured against, Lessor will repair or cause to be repaired or rebuild (as the case may be) in a good and workmanlike manner such damage or destruction as promptly as practicable, during which repair the then-applicable rent shall be abated and other adjustments made as shall be just and equitable under the circumstances. Also included in Lessor's insurance coverage shall be that for loss of rents. Lessor shall obtain such coverage at the then-applicable market rate, and the same shall be pro-rated and added to the monthly rental payable by Lessee hereunder during the term of this lease or any extensions thereto. Lessor shall maintain all insurance required under this lease with companies reasonably acceptable to Lessee. Lessee shall not do or permit anything to be done on or within the premises which invalidates any such insurance policies, copies of which shall be made available to Lessee by Lessor.

     Provided that the Premises cannot be substantially restored within nine (9) months of a casualty covered under said policy of property and casualty insurance (or three (3) months if such casualty occurs during the last year of the lease term or renewal thereof), Lessee shall have the right to terminate this lease and surrender the Premises.

     17. Liability Insurance. Lessee shall at all times during the term of this lease maintain (or cause to be maintained by its sublessees), in force, and effect an insurance policy or policies which will name Lessor as an additional insured against all liability resulting from injury occurring to persons or property in or about the premises, the total liability coverage under such insurance to be not less than $2 million. The original of such policy or policies

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shall remain in possession of Lessee; provided however, that prior to the commencement date of this lease, Lessee shall deliver to Lessor a duplicate copy of said policy or policies of any such insurance Lessee is required to maintain hereunder. At least 15 days prior to the expiration of any such policy, Lessee shall deliver to Lessor a renewal of such policy or policies. Lessee shall also maintain or cause to be maintained and kept in force all employees' compensation insurance on its employees (or employees of sublessees of Lessee) required under the applicable Worker's Compensation Act. Lessee shall provide, or cause to be provided, to Lessor all of the notices, duplicate copies, and assurances as set forth under paragraph 16 herein above entitled "Property and Casualty Insurance."

     18. Payment of Premiums. Lessee shall pay all premiums for the insurance policies required to be maintained by Lessee herein above (hereinafter referred to as the "insurance premiums"). Said insurance premiums shall be paid directly to the insurer providing such coverage, and Lessee shall furnish Lessor with written evidence of payment of all such premiums expeditiously after payment of any such insurance premiums. Should the Lessee fail to make any of such premium payments, the Lessor, at his option, may make such payments and increase the next rental due by said amounts paid.

     19. Payment of Taxes, Assessments and Utilities. The Lessee agrees that it will promptly pay as and when the same become due and payable all taxes, levies and subdivision assessments/dues levied upon the demised Premises during the continuance of this lease. Should the Lessee fail to make any of such payments, the Lessor, at his option, may make such payments and increase the next rental due by said amounts paid. Should the billing period for such taxes, assessments or utilities overlap the commencement or expiration of this lease, such charges shall be pro-rated between Lessor and Lessee.

     20. Condemnation of the Premises. It is further stipulated and agreed that if at any time during the term of this lease a portion (which portion does not materially affect Lessee's ability to utilize the premises for its contemplated purpose) of the Premises or the improvements or buildings thereon located, or any portion thereof, be taken, appropriated, or condemned by reason of eminent domain, that there shall be such division of the proceeds and awards in such condemnation proceedings, and such abatement of rent and other adjustments made as shall be just and equitable under the circumstances. If the Lessor and the Lessee are unable to agree upon what division, total abatement of rent and other adjustments are just and equitable within 30 days after such award has been made, then the matters in dispute shall, by appropriate proceedings, be submitted through a court then having jurisdiction of the subject matter in Guilford County, North Carolina, for its decision and the determination of the matters in dispute. Further, upon the condemnation of a portion (which portion does not materially affect Lessee's ability to utilize the Premises for its contemplated purpose) of the Premises, the then-applicable price of the Option to Purchase contained in this lease shall be reduced by the amount received by Lessor from the condemning authority.

     If a portion of the Premises, which portion materially affects Lessee's ability to utilize the Premises for its contemplated purpose, shall be taken by the exercise of the power of eminent domain, then this lease shall immediately terminate and the proceeds obtained by

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Lessor from the condemning authority shall be distributed as set forth above. In the event only a portion of the premises is taken in a manner which does not materially affect Lessee's ability to utilize the Premises for its contemplated purpose, this lease shall not terminate and the Lessor shall promptly reconstruct and restore the remainder of the building and other improvements on the leased property so that the remainder of the building and other improvements, when complete, shall be substantially the same in character as prior to such partial taking. The proceeds from the condemnation proceeding of such partial taking shall be paid to the Lessor in the amount equal to that which is required to restore the remainder of the building and other improvements such that, when complete, they shall be substantially the same in character as prior to such partial taking, and in an additional amount to compensate Lessor for the value of the Premises taken, with the balance of said proceeds to be paid to the Lessee. In the event of such partial taking, and provided such partial taking materially affects Lessee's ability to utilize the Premises for the purposes originally contemplated, the Lessee shall have the option to terminate the lease without further liability or continuing the same at a reduced rental in an amount to be agreed upon by the parties or determined by three arbitrators, one to be appointed by the Lessor, one by the Lessee, and one to be appointed by the other two arbitrators, and both parties agree to be bound by the majority decision of any two arbitrators.

     21. Termination upon Default. It is further expressly understood and agreed that in the event there be any default in the payment of the rental or associated late fees herein above reserved or any breach by Lessee of any other covenant on the part of the Lessee, its assigns or sublessees, herein contained and such default or breach shall continue after 5 business days' written notice to Lessee, then at any such event it shall be lawful for Lessor to re-enter into and upon the said Premises or any part thereof and thereupon, the lease shall, at the sole option of the Lessor, absolutely terminate; provided that in the case of a breach of covenant other than nonpayment of rent which cannot with due diligence be cured with such period of 30 calendar days, the time within which to cure such default may be extended for such reasonable period as may be necessary to cure the same in the exercise of due diligence, said due diligence period not to exceed 60 days. It is further covenanted and agreed between the parties hereto that if there is any adjudication that the Lessee is bankrupt or otherwise insolvent, it shall be deemed to constitute a breach of this lease, and thereupon without entry or other action by Lessor, this lease shall, upon the sole election of Lessor, become void and be terminated and notwithstanding any other provisions of this lease, Lessor shall forthwith, upon such termination, be entitled to recover damages for such breach in an amount equal to the amount of rent for the balance of said lease term discounted for present market value by the then-current prime lending rate with a maximum discount of seven percent (7%), less the actual rental received by Lessor for the Premises for the residue of said term. Lessor shall also be entitled to recover from Lessee, as damages in the event of default, any lease commissions, improvement allowance(s), and reasonable attorney's fees associated with and arising from re-letting the premises as contemplated herein.

     22. Surrender of Premises on Termination. Lessor covenants for Lessee's quiet enjoyment of the Premises during the continuation of this lease, and Lessee covenants that upon termination of this lease, that it will quietly and peaceably deliver up possession of the demised Premises in good order and condition, reasonable wear and tear excepted. If Lessee

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should hold over after the expiration of the term or other termination of this lease, such holding over shall not be deemed to be a renewal of this lease, but shall be deemed to create a tenancy-at-will and by such holding over, Lessee shall be deemed to have agreed to be bound by all of the terms and conditions of this lease except those as to the rent, term, extension, or option to purchase contained herein. Upon so holding over, Lessee shall be responsible for monthly rent in a sum equal to 125% of the then-applicable monthly rental amount for so long as said month-to-month hold-over tenancy continues.

     23. Lessor's Remedies upon Default by Lessee. Lessor, after Lessee's default and applicable notice and cure periods as provided herein or by law, shall have the right to continue this lease in full force and effect, and the right to re-enter and re-let the premises through legal process. Lessee shall be immediately liable to Lessor for all costs Lessor shall incur, including reasonable attorney's fees, in pursuing such legal process and re-letting the premises and Lessee shall pay to Lessor the total lease payments due under the remaining term of this lease discounted for present market value by the then-current prime lending rate with a maximum discount of seven percent (7%), less the lease payment Lessor receives from any re-letting of the premises. Lessor shall have the right to pursue its remedies at law or in equity to recover of Lessee all amounts of lease payments then due or thereafter accruing, and such other damages as are caused by Lessee's default, including but not limited to late fees, interest, and reasonable attorney's fees as set forth herein.

     24. Right to Remove Equipment on Termination. All signs, movable equipment and trade fixtures which are placed on or installed in or on the said Premises by the Lessee, its agents, assigns, or sublessees, shall remain the property of the Lessee, its agents, assigns (or sublessees), which shall have the right to remove the same within 10 days after the termination of this lease provided Lessee shall repair or reimburse the Lessor for the cost of repairing any and all damage resulting to the demised Premises from the removal of such equipment. All other fixtures and equipment which are permanently attached to the building or the Premises shall become and remain the property of the Lessor.

     25. Waiver of Breach. No waiver by either party or its right to enforce any provisions hereof after any default on the part of either party shall be deemed a waiver of its rights to enforce each and all of the provisions hereof upon any further or other default on the part of either party.

     26. Quiet Enjoyment of Premises. Lessor agrees that Lessee, upon paying the rent and performing all of the terms and conditions of this lease, shall quietly have, hold and enjoy the Premises for the term of aforesaid subject to the terms of this lease agreement and any underlying mortgage or deed to secure the debt encumbering the Premises. Lessor further agrees to obtain from its lender a subordination, non-disturbance, and attornment agreement in a form mutually approved by Lessor and Lessee, a copy of which is attached hereto as Exhibit A.

     27. Inspection. Lessor shall have the right to enter upon the Premises at any reasonable hour to inspect for compliance with the terms of this lease. Lessor shall provide Lessee with notice of the inspection at least 24 hours prior to such inspection.

     28. Time is of the Essence. Time is of the essence as to all deadline dates named in this lease agreement.

     29. Illegality. If any part of this lease is determined to be unenforceable, the remainder of the lease shall be unaffected and in lieu of any such provision; provided, however, Lessor and Lessee agree that there shall be added to this lease agreement a legal, valid and enforceable provision as similar in terms and effect to such illegal, invalid or unenforceable provision as may be legally possible.

     30. Notices. Whenever it shall be necessary for either party to serve notice on the other respecting this lease, such notice shall be served by registered mail, addressed to Lessee at 3802 Robert Porcher Way, Greensboro, North Carolina, 27410, or to Lessor at 3288 Robinhood Road, Suite 104, Winston-Salem, North Carolina, 27106, and such notice shall be deemed to have been served within 24 hours after the same has been deposited in the United States Post Office which shall be a valid and sufficient service of notice for all purposes.

     31. Attorneys' fees. In the event of any suit instituted by the Lessor for the collection of rental due or the enforcement of any covenants of this lease agreement against the Lessee or for the recovery of possession of the Premises and the Lessor is successful in its action, then the Lessor shall recover from the Lessee the sum for its reasonable attorneys' fees in connection with such suit. Such attorneys' fees shall be fixed by the Court.

     32. Jurisdiction. In the event of a dispute arising out of this lease agreement, the parties agree that the jurisdiction to determine the rights of the parties shall be vested in the General Court of Justice in Guilford County, North Carolina.

     33. Recordation of Lease. The parties prefer to record a memorandum of lease, which memorandum references the Purchase Option contained herein, instead of the lease itself and contemporaneously with the execution hereof, they have executed a memorandum of lease in the form of Exhibit B which is attached hereto and which may be recorded by either party.

     34. Successors. Subject to the other provisions of this lease, all of the terms, covenants, and conditions of this lease shall inure to the benefit of and shall bind as the case may be, not only the parties hereto, but the heirs, executors, administrators, successors, assigns and legal representatives of the respective parties hereto.

     35. Integration and Binding Effect. The entire lease agreement, intent and understanding between Lessor and Lessee is contained in the provisions of this Agreement of Lease and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneously with this agreement shall have no legal or equitable effect or consequence unless reduced to writing herein. This agreement shall be governed by and construed pursuant to the laws of the State of North Carolina.

     36. Closing Costs. Lessor and Lessee agree to pay their own attorney's fees in connection with the signing and commencement of this lease agreement. Upon election by

Lessee to exercise its option to purchase the premises, closing costs shall be apportioned as follows:

          1. Lessor shall pay for its own attorney, title transfer documents, and applicable revenue stamps.

          2. Lessee shall pay for all of its closing costs, including, but not limited to, its attorney's fees, environmental work, surveys, appraisals, and all other costs associated and imposed by any financing entity in connection with the loan, if any, for the purchase of the premises.

          3. All other costs not covered under the foregoing shall be apportioned as same or regularly apportioned by local customs and practices in Guilford County, North Carolina.

     37. Tax-Deferred Exchange. In the event Lessor or Lessee desires to effect a tax-deferred exchange in connection with the conveyance of the premises, Lessor and Lessee agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax-deferred exchange. Lessor and Lessee shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

     38. Representations as to Brokers. The principals of this lease agreement represent one to the other that neither party has dealt with outside brokers in the procurement of this lease or any renewals hereof, with the sole exception of Hagan Properties, Inc., which broker represented Lessor in the initial purchase of the Premises only.

     39. Consent of Lessor. Whenever Lessor's consent is required under this lease, Lessor shall not unreasonably withhold its consent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this lease the day and year first above written in duplicate originals, one to be retained by each of the parties.

                                            DAVIDSON INDUSTRIAL PROPERTIES, LLC.
                                            LESSOR


                                            By:
                                               ---------------------------------
                                               Thomas R. Smith, Manager


                                            BGF INDUSTRIES, INC.
                                            LESSEE


                                            By:
                                               ---------------------------------
ATTEST:                                        President

---------------------------
        Secretary

NORTH CAROLINA
DAVIDSON COUNTY

     I,                               , Notary Public in and for the county and
        ------------------------------
state aforesaid, certify that Thomas R. Smith personally appeared before me this day and acknowledged that he/she is Manager of Davidson Industrial Properties, LLC., a limited liability company, and that he as Manager being authorized to do so, executed the foregoing on behalf of the limited liability company.

     Witness my hand and notarial seal, this 26th day of November, 2002.


                                            ------------------------------------
                                                        Notary Public

My commission expires:
3/30/07

STATE OF NORTH CAROLINA
DAVIDSON COUNTY

     I,                               , Notary Public in and for the county and
        ------------------------------
state aforesaid, certify that PHILIPPE Dorier personally appeared before me this
day and acknowledged that he/she is                  Secretary of BGF
                                    ----------------
Industries, Inc., a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President, sealed with the corporate seal, and attested by him/her as its Secretary.

     Witness my hand and notarial seal, this 26th day of November, 2002.


                                            ------------------------------------
                                                       Notary Public

My commission expires:
3/30/07